UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way
Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 271-3600

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2026, Hub Group, Inc. (the “Company”) received a Staff Delisting Determination (the “Staff Determination”) from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process to delist the Company’s Class A common stock as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1), which requires companies with securities listed on Nasdaq to timely file all required periodic reports with the Securities and Exchange Commission. The Staff Determination was issued because the Company had not filed its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 by September 14, 2026, which was the last day of the 180-day extension period that had been previously granted by Nasdaq.

The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s Class A common stock.

The Company intends to appeal the Staff Determination by timely requesting a hearing before a Nasdaq Hearings Panel (the “Hearings Panel”). Nasdaq’s listing rules provide that the Company’s request for a hearing must be made within seven calendar days of its receipt of the Staff Determination, or by September 23, 2026. According to the Staff Determination, hearings are typically scheduled to occur approximately 30 to 45 days after the date of a company’s hearing request. The hearing request will automatically stay the suspension of trading of the Company’s Class A common stock for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the suspension be further stayed pending the hearing process. However, there can be no assurance that the Hearings Panel will grant the Company an extended stay pending the hearing process. In the event the Hearings Panel determines not to grant the Company an extended stay, the Company’s Class A common stock would be suspended from trading at the end of the 15-day automatic stay period and would remain suspended unless the Hearings Panel, in its written decision issued after the hearing, determines to reinstate the trading of the Class A common stock.

Item 7.01.	Regulation FD Disclosure.

On September 17, 2026, the Company issued a press release announcing its receipt of the Staff Determination. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on September 17, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intended appeal of the Staff Determination and request for a hearing before the Hearings Panel, the Company’s intended request for an extended stay of the suspension of trading of its Class A Common Stock, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of the Company to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome of the Company’s anticipated request to Nasdaq for an extended stay of the delisting action and its appeal of the Staff Determination; the risk that the Hearings Panel will not grant the Company’s request for an extended stay causing the Company’s Class A common stock to be suspended from trading; and other risks discussed under the “Risk Factors” section in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.

Date: September 17, 2026

	By:	/s/ Eric A. Braun
	Name:	Eric A. Braun
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary